Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT
FOURTH QUARTER 2018
(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.
FINANCIAL SUPPLEMENT
FOURTH QUARTER 2018
(UNAUDITED)

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on January 16, 2019. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS
PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, including residential mortgage, corporate and institutional banking and asset management, providing many of its products and services nationally. PNC's primary geographic markets are located in the Mid-Atlantic, Midwest and Southeast. PNC also provides certain products and services internationally.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Table 1: Consolidated Income Statement (Unaudited)

	Three months ended					Year ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
In millions, except per share data	2018	2018	2018	2018	2017	2018	2017
Interest Income
Loans	$2,555	$2,452	$2,345	$2,228	$2,154	$9,580	$8,238
Investment securities	608	584	557	512	509	2,261	1,998
Other	196	187	180	178	162	741	578
Total interest income	3,359	3,223	3,082	2,918	2,825	12,582	10,814
Interest Expense
Deposits	419	336	261	213	190	1,229	623
Borrowed funds	459	421	408	344	290	1,632	1,083
Total interest expense	878	757	669	557	480	2,861	1,706
Net interest income	2,481	2,466	2,413	2,361	2,345	9,721	9,108
Noninterest Income
Asset management	428	486	456	455	720	1,825	1,942
Consumer services	387	377	381	357	366	1,502	1,415
Corporate services (a)	468	465	487	429	458	1,849	1,742
Residential mortgage	59	76	84	97	29	316	350
Service charges on deposits	192	186	169	167	183	714	695
Other (a) (b)	325	301	334	245	159	1,205	1,077
Total noninterest income	1,859	1,891	1,911	1,750	1,915	7,411	7,221
Total revenue	4,340	4,357	4,324	4,111	4,260	17,132	16,329
Provision For Credit Losses	148	88	80	92	125	408	441
Noninterest Expense
Personnel	1,348	1,413	1,356	1,354	1,449	5,471	5,268
Occupancy	202	195	203	218	240	818	868
Equipment	285	264	281	273	274	1,103	1,065
Marketing	84	71	75	55	60	285	244
Other	658	665	669	627	1,038	2,619	2,953
Total noninterest expense	2,577	2,608	2,584	2,527	3,061	10,296	10,398
Income before income taxes (benefit) and noncontrolling interests	1,615	1,661	1,660	1,492	1,074	6,428	5,490
Income taxes (benefit)	264	261	304	253	(1,017)	1,082	102
Net income	1,351	1,400	1,356	1,239	2,091	5,346	5,388
Less: Net income attributable to noncontrolling interests	14	11	10	10	11	45	50
Preferred stock dividends (c)	55	63	55	63	55	236	236
Preferred stock discount accretion and redemptions	1	1	1	1	2	4	26
Net income attributable to common shareholders	$1,281	$1,325	$1,290	$1,165	$2,023	$5,061	$5,076
Earnings Per Common Share
Basic	$2.77	$2.84	$2.74	$2.45	$4.23	$10.79	$10.49
Diluted	$2.75	$2.82	$2.72	$2.43	$4.18	$10.71	$10.36
Average Common Shares Outstanding
Basic	461	465	469	473	476	467	481
Diluted	463	467	472	476	480	470	486
Efficiency	59%	60%	60%	61%	72%	60%	64%
Noninterest income to total revenue	43%	43%	44%	43%	45%	43%	44%
Effective tax rate (d)	16.3%	15.7%	18.3%	17.0%	(94.7)%	16.8%	1.9%

(a)
In the first quarter 2018, we reclassified operating lease income to corporate services noninterest income from other noninterest income. Prior period amounts were reclassified for operating lease income of $35 million and $121 million for the three and twelve months ended December 31, 2017, respectively.

(b)
Includes net gains (losses) on sales of securities of $5 million, $(1) million, $(3) million, $(1) million, and $(3) million for the quarters ended December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018 and December 31, 2017, respectively, and $7 million for full year 2017. The amount for full year 2018 was less than $.5 million.

(c)
Dividends are payable quarterly other than Series O, Series R and Series S preferred stock, which are payable semiannually, with the Series O payable in different quarters than the Series R and Series S preferred stock.

(d)
The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax. The 2018 results reflected the change in the statutory federal income tax rate from 35% to 21%, effective as of January 1, 2018, as a result of the new federal tax legislation. The fourth quarter and full year 2017 results benefited from an income tax benefit from the new federal tax legislation primarily attributable to revaluation of deferred tax liabilities at the lower statutory tax rate. Where certain income tax effects could be reasonably estimated, these were included as provisional amounts as of December 31, 2017. No changes were made to these provisional amounts during the one-year measurement period, which ended in December 2018.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Table 2: Consolidated Balance Sheet (Unaudited)

	December 31	September 30	June 30	March 31	December 31
In millions, except par value	2018	2018	2018	2018	2017
Assets
Cash and due from banks	$5,608	$5,248	$5,425	$4,649	$5,249
Interest-earning deposits with banks (a)	10,893	19,800	21,972	28,821	28,595
Loans held for sale (b)	994	1,108	1,325	965	2,655
Investment securities – available for sale	63,389	61,211	60,275	56,018	57,618
Investment securities – held to maturity	19,312	19,593	19,850	18,544	18,513
Loans (b)	226,245	223,053	222,855	221,614	220,458
Allowance for loan and lease losses	(2,629)	(2,584)	(2,581)	(2,604)	(2,611)
Net loans	223,616	220,469	220,274	219,010	217,847
Equity investments (c)	12,894	12,446	12,430	12,008	11,392
Mortgage servicing rights	1,983	2,136	2,045	1,979	1,832
Goodwill	9,218	9,218	9,218	9,218	9,173
Other (b)	34,408	28,851	27,897	27,949	27,894
Total assets	$382,315	$380,080	$380,711	$379,161	$380,768
Liabilities
Deposits
Noninterest-bearing	$73,960	$74,736	$79,047	$78,303	$79,864
Interest-bearing	193,879	190,148	185,838	186,401	185,189
Total deposits	267,839	264,884	264,885	264,704	265,053
Borrowed funds
Federal Home Loan Bank borrowings	21,501	20,036	22,036	19,537	21,037
Bank notes and senior debt	25,018	26,676	27,596	28,773	28,062
Subordinated debt	5,895	5,764	4,781	5,121	5,200
Other (b)	5,005	5,479	4,809	4,608	4,789
Total borrowed funds	57,419	57,955	59,222	58,039	59,088
Allowance for unfunded loan commitments and letters of credit	285	288	289	290	297
Accrued expenses and other liabilities	9,002	9,851	9,340	9,093	8,745
Total liabilities	334,545	332,978	333,736	332,126	333,183
Equity
Preferred stock (d)
Common stock - $5 par value
Authorized 800 shares, issued 542 shares	2,711	2,710	2,710	2,710	2,710
Capital surplus	16,277	16,299	16,250	16,227	16,374
Retained earnings	38,919	38,080	37,201	36,266	35,481
Accumulated other comprehensive income (loss)	(725)	(1,260)	(940)	(699)	(148)
Common stock held in treasury at cost: 85, 80, 77, 72 and 69 shares	(9,454)	(8,771)	(8,317)	(7,535)	(6,904)
Total shareholders’ equity	47,728	47,058	46,904	46,969	47,513
Noncontrolling interests	42	44	71	66	72
Total equity	47,770	47,102	46,975	47,035	47,585
Total liabilities and equity	$382,315	$380,080	$380,711	$379,161	$380,768

(a)
Amounts include balances held with the Federal Reserve Bank of Cleveland of $10.5 billion, $19.6 billion, $21.6 billion, $28.6 billion and $28.3 billion as of December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018 and December 31, 2017, respectively.

(b)
Amounts include assets and liabilities for which PNC has elected the fair value option. Our third quarter 2018 Form 10-Q included, and our 2018 Form 10-K will include, additional information regarding these items.

(c)
Amounts include our equity interest in BlackRock. The amount at March 31, 2018 included $.6 billion of trading and available for sale securities, primarily money market funds, that were reclassified to Equity investments on January 1, 2018 in accordance with the adoption of Accounting Standards Update 2016-01, Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities.

(d)	Par value less than $.5 million at each date.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Table 3: Average Consolidated Balance Sheet (Unaudited) (a)
	Three months ended					Year ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
In millions	2018	2018	2018	2018	2017	2018	2017
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$28,375	$28,241	$26,527	$25,438	$25,338	$27,156	$25,766
Non-agency	1,993	2,128	2,271	2,398	2,577	2,196	2,851
Commercial mortgage-backed	4,830	4,366	4,449	4,534	4,542	4,545	5,193
Asset-backed	5,186	5,459	5,161	5,158	5,330	5,242	5,681
U.S. Treasury and government agencies	18,443	16,757	15,719	14,307	13,646	16,319	13,178
Other	3,920	3,996	4,112	4,233	4,940	4,064	5,083
Total securities available for sale	62,747	60,947	58,239	56,068	56,373	59,522	57,752
Securities held to maturity
Residential mortgage-backed	15,941	16,292	15,608	14,818	13,976	15,670	13,049
Commercial mortgage-backed	648	715	807	902	963	767	1,255
Asset-backed	185	189	194	199	220	192	405
U.S. Treasury and government agencies	756	752	747	743	739	749	591
Other	1,856	1,871	1,884	1,926	1,974	1,884	2,005
Total securities held to maturity	19,386	19,819	19,240	18,588	17,872	19,262	17,305
Total investment securities	82,133	80,766	77,479	74,656	74,245	78,784	75,057
Loans
Commercial	116,596	113,883	113,349	111,462	111,365	113,837	107,752
Commercial real estate	28,382	28,860	28,888	28,901	29,432	28,756	29,487
Equipment lease financing	7,216	7,202	7,494	7,845	7,670	7,437	7,618
Consumer	55,331	55,449	55,387	55,588	55,814	55,438	56,262
Residential real estate	18,405	17,948	17,566	17,308	16,840	17,810	16,152
Total loans	225,930	223,342	222,684	221,104	221,121	223,278	217,271
Interest-earning deposits with banks (b)	16,691	19,151	21,017	25,667	25,567	20,603	24,043
Other interest-earning assets	10,431	7,114	6,905	7,904	8,759	8,093	8,983
Total interest-earning assets	335,185	330,373	328,085	329,331	329,692	330,758	325,354
Noninterest-earning assets	47,906	47,504	47,542	46,944	47,136	47,477	46,415
Total assets	$383,091	$377,877	$375,627	$376,275	$376,828	$378,235	$371,769
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$55,228	$55,507	$56,199	$58,523	$60,954	$56,353	$62,331
Demand	62,207	60,138	60,409	59,620	57,128	60,599	57,045
Savings	55,065	52,919	51,115	48,451	45,817	51,908	42,749
Time deposits	18,743	17,756	16,634	16,844	17,438	17,501	17,322
Total interest-bearing deposits	191,243	186,320	184,357	183,438	181,337	186,361	179,447
Borrowed funds
Federal Home Loan Bank borrowings	20,683	21,516	20,956	20,721	19,565	20,970	19,890
Bank notes and senior debt	26,380	27,301	28,787	28,987	27,778	27,855	25,564
Subordinated debt	5,874	5,253	4,855	5,179	5,433	5,292	6,273
Other	5,847	5,768	4,368	4,751	5,261	5,189	5,162
Total borrowed funds	58,784	59,838	58,966	59,638	58,037	59,306	56,889
Total interest-bearing liabilities	250,027	246,158	243,323	243,076	239,374	245,667	236,336
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	75,228	76,155	76,632	77,222	80,152	76,303	78,634
Accrued expenses and other liabilities	10,833	8,853	8,944	9,118	10,801	9,440	10,518
Equity	47,003	46,711	46,728	46,859	46,501	46,825	46,281
Total liabilities and equity	$383,091	$377,877	$375,627	$376,275	$376,828	$378,235	$371,769

(a)	Calculated using average daily balances.

(b)
Amounts include average balances held with the Federal Reserve Bank of Cleveland of $16.4 billion, $18.8 billion, $20.7 billion, $25.4 billion and $25.3 billion for the three months ended December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018 and December 31, 2017, respectively, and $20.3 billion and $23.6 billion for the years ended December 31, 2018 and December 31, 2017, respectfully.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Table 4: Details of Net Interest Margin (Unaudited)
	Three months ended					Year ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	2018	2018	2018	2018	2017	2018	2017
Average yields/rates (a)
Yield on interest-earning assets
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	2.86%	2.76%	2.68%	2.60%	2.58%	2.72%	2.57%
Non-agency	7.08%	7.18%	6.52%	5.99%	4.29%	6.65%	5.37%
Commercial mortgage-backed	2.99%	2.72%	2.76%	2.75%	4.68%	2.82%	3.00%
Asset-backed	3.24%	3.37%	3.11%	2.87%	2.82%	3.15%	2.59%
U.S. Treasury and government agencies	2.41%	2.25%	2.25%	2.07%	1.79%	2.29%	1.78%
Other	3.37%	3.28%	4.06%	3.17%	3.32%	3.49%	3.11%
Total securities available for sale	2.93%	2.86%	2.85%	2.69%	2.73%	2.85%	2.62%
Securities held to maturity
Residential mortgage-backed	2.98%	2.92%	2.89%	2.84%	2.74%	2.91%	2.79%
Commercial mortgage-backed	3.68%	3.71%	3.71%	3.76%	4.11%	3.78%	4.06%
Asset-backed	3.76%	3.65%	3.48%	2.90%	2.66%	3.65%	2.47%
U.S. Treasury and government agencies	2.86%	2.85%	2.83%	2.80%	2.85%	2.80%	3.05%
Other	4.41%	4.42%	4.39%	4.44%	5.28%	4.35%	5.24%
Total securities held to maturity	3.14%	3.10%	3.07%	3.05%	3.10%	3.09%	3.17%
Total investment securities	2.98%	2.92%	2.91%	2.78%	2.82%	2.91%	2.74%
Loans
Commercial	4.17%	4.06%	3.97%	3.74%	3.59%	4.05%	3.51%
Commercial real estate	4.42%	4.10%	4.04%	3.81%	3.68%	4.15%	3.57%
Equipment lease financing	3.77%	3.78%	3.16%	3.68%	2.33%	3.59%	3.26%
Consumer	5.32%	5.17%	4.96%	4.87%	4.72%	5.08%	4.59%
Residential real estate	4.41%	4.45%	4.36%	4.40%	4.41%	4.40%	4.49%
Total loans	4.49%	4.36%	4.23%	4.09%	3.91%	4.33%	3.86%
Interest-earning deposits with banks	2.25%	1.97%	1.78%	1.52%	1.33%	1.84%	1.11%
Other interest-earning assets	3.93%	5.19%	4.98%	4.11%	3.55%	4.47%	3.48%
Total yield on interest-earning assets	3.99%	3.89%	3.78%	3.59%	3.45%	3.84%	3.39%
Rate on interest-bearing liabilities
Interest-bearing deposits
Money market	.99%	.80%	.64%	.54%	.45%	.74%	.35%
Demand	.46%	.32%	.25%	.21%	.17%	.31%	.13%
Savings	1.04%	.92%	.74%	.57%	.51%	.82%	.46%
Time deposits	1.38%	1.18%	.98%	.88%	.85%	1.11%	.77%
Total interest-bearing deposits	.87%	.71%	.57%	.47%	.42%	.66%	.35%
Borrowed funds
Federal Home Loan Bank borrowings	2.57%	2.42%	2.23%	1.76%	1.48%	2.28%	1.31%
Bank notes and senior debt	3.31%	2.92%	2.95%	2.43%	2.04%	2.94%	2.02%
Subordinated debt	4.44%	4.10%	4.50%	3.91%	3.49%	4.23%	3.54%
Other	2.36%	2.11%	1.82%	2.18%	1.74%	2.16%	1.61%
Total borrowed funds	3.07%	2.76%	2.74%	2.31%	1.96%	2.75%	1.90%
Total rate on interest-bearing liabilities	1.38%	1.21%	1.10%	.91%	.79%	1.16%	.72%
Interest rate spread	2.61%	2.68%	2.68%	2.68%	2.66%	2.68%	2.67%
Benefit from use of noninterest bearing sources (b)	.35	.31	.28	.23	.22	.29	.20
Net interest margin	2.96%	2.99%	2.96%	2.91%	2.88%	2.97%	2.87%

(a)
Yields and rates are calculated using the applicable annualized interest income or interest expense divided by the applicable average earning assets or interest-bearing liabilities. Net interest margin is the total yield on interest-earning assets minus the total rate on interest-bearing liabilities and includes the benefit from use of noninterest-bearing sources. To provide more meaningful comparisons of net interest yields for all earning assets, as well as net interest margins, we use interest income on a taxable-equivalent basis in calculating net interest yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018 and December 31, 2017 were $28 million, $29 million, $29 million, $29 million and $54 million, respectively. The taxable-equivalent adjustments to net interest income for the years ended December 31, 2018 and December 31, 2017 were $115 million and $215 million, respectively. Taxable equivalent amounts for the 2018 periods were calculated using a statutory federal income tax rate of 21%, reflecting the enactment of the new federal tax legislation effective January 1, 2018. Amounts for the 2017 periods were calculated using the previously applicable statutory federal income tax rate of 35%.

(b)	Represents the positive effects of investing noninterest-bearing sources in interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Table 5: Per Share Related Information (Unaudited)
	Three months ended					Year ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
In millions, except per share data	2018	2018	2018	2018	2017	2018	2017
Basic
Net income	$1,351	$1,400	$1,356	$1,239	$2,091	$5,346	$5,388
Less:
Net income attributable to noncontrolling interests	14	11	10	10	11	45	50
Preferred stock dividends (a)	55	63	55	63	55	236	236
Preferred stock discount accretion and redemptions	1	1	1	1	2	4	26
Net income attributable to common shareholders	1,281	1,325	1,290	1,165	2,023	5,061	5,076
Less: Dividends and undistributed earnings allocated to nonvested restricted shares	5	6	5	5	8	21	23
Net income attributable to basic common shares	$1,276	$1,319	$1,285	$1,160	$2,015	$5,040	$5,053
Basic weighted-average common shares outstanding	461	465	469	473	476	467	481
Basic earnings per common share	$2.77	$2.84	$2.74	$2.45	$4.23	$10.79	$10.49
Diluted
Net income attributable to basic common shares	$1,276	$1,319	$1,285	$1,160	$2,015	$5,040	$5,053
Less: Impact of BlackRock earnings per share dilution	2	2	3	2	8	9	16
Net income attributable to diluted common shares	$1,274	$1,317	$1,282	$1,158	$2,007	$5,031	$5,037
Basic weighted-average common shares outstanding	461	465	469	473	476	467	481
Dilutive potential common shares	2	2	3	3	4	3	5
Diluted weighted-average common shares outstanding	463	467	472	476	480	470	486
Diluted earnings per common share	$2.75	$2.82	$2.72	$2.43	$4.18	$10.71	$10.36

(a)
Dividends are payable quarterly other than the Series O, Series R and Series S preferred stock, which are payable semiannually, with the Series O payable in different quarters than the Series R and Series S preferred stock.

Table 6: Details of Loans (Unaudited)

	December 31	September 30	June 30	March 31	December 31
In millions	2018	2018	2018	2018	2017
Commercial lending
Commercial
Manufacturing	$21,207	$21,272	$21,667	$21,367	$20,578
Retail/wholesale trade	20,850	19,689	19,299	18,232	17,846
Service providers	14,869	14,386	14,343	14,554	15,100
Real estate related (a)	12,312	12,539	12,688	12,701	12,496
Financial services	9,500	9,441	9,241	9,479	8,532
Health care	8,886	9,217	9,564	9,937	9,739
Transportation and warehousing	5,781	5,715	5,531	5,488	5,609
Other industries	23,429	21,412	21,034	20,550	20,627
Total commercial	116,834	113,671	113,367	112,308	110,527
Commercial real estate	28,140	28,563	28,946	28,835	28,978
Equipment lease financing	7,308	7,214	7,323	7,802	7,934
Total commercial lending	152,282	149,448	149,636	148,945	147,439
Consumer lending
Home equity	26,123	26,628	27,219	27,699	28,364
Residential real estate	18,657	18,203	17,805	17,456	17,212
Automobile	14,419	14,309	13,892	13,295	12,880
Credit card	6,357	5,979	5,830	5,657	5,699
Education	3,822	3,954	4,057	4,228	4,454
Other consumer	4,585	4,532	4,416	4,334	4,410
Total consumer lending	73,963	73,605	73,219	72,669	73,019
Total loans	$226,245	$223,053	$222,855	$221,614	$220,458
(a) Includes loans to customers in the real estate and construction industries.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Allowance for Loan and Lease Losses (Unaudited)

Table 7: Change in Allowance for Loan and Lease Losses

	December 31	September 30	June 30	March 31	December 31
Three months ended - in millions	2018	2018	2018	2018	2017
Beginning balance	$2,584	$2,581	$2,604	$2,611	$2,605
Gross charge-offs:
Commercial	(30)	(26)	(24)	(28)	(46)
Commercial real estate			(2)	(6)	(15)
Equipment lease financing	(2)	(2)	(2)	(2)	(5)
Home equity	(25)	(24)	(33)	(28)	(25)
Residential real estate	3	(3)	(4)	(2)	(1)
Automobile	(54)	(40)	(39)	(38)	(37)
Credit card	(56)	(52)	(53)	(56)	(46)
Education	(7)	(7)	(8)	(9)	(11)
Other consumer	(29)	(24)	(28)	(24)	(23)
Total gross charge-offs	(200)	(178)	(193)	(193)	(209)
Recoveries:
Commercial	17	18	16	16	20
Commercial real estate	6	4	8	6	7
Equipment lease financing	2	1	1	4	3
Home equity	31	23	23	21	24
Residential real estate	3	8	6	4	6
Automobile	21	21	18	17	15
Credit card	6	6	6	6	5
Education	2	2	2	2	2
Other consumer	5	4	4	4	4
Total recoveries	93	87	84	80	86
Net (charge-offs) / recoveries:
Commercial	(13)	(8)	(8)	(12)	(26)
Commercial real estate	6	4	6		(8)
Equipment lease financing		(1)	(1)	2	(2)
Home equity	6	(1)	(10)	(7)	(1)
Residential real estate	6	5	2	2	5
Automobile	(33)	(19)	(21)	(21)	(22)
Credit card	(50)	(46)	(47)	(50)	(41)
Education	(5)	(5)	(6)	(7)	(9)
Other consumer	(24)	(20)	(24)	(20)	(19)
Total net (charge-offs)	(107)	(91)	(109)	(113)	(123)
Provision for credit losses	148	88	80	92	125
Net decrease / (increase) in allowance for unfunded loan commitments and letters of credit	3	1	1	7	(4)
Other	1	5	5	7	8
Ending balance	$2,629	$2,584	$2,581	$2,604	$2,611
Supplemental Information
Net charge-offs to average loans (annualized)	.19%	.16%	.20%	.21%	.22%
Allowance for loan and lease losses to total loans	1.16%	1.16%	1.16%	1.18%	1.18%
Commercial lending net charge-offs	$(7)	$(5)	$(3)	$(10)	$(36)
Consumer lending net charge-offs	(100)	(86)	(106)	(103)	(87)
Total net charge-offs	$(107)	$(91)	$(109)	$(113)	$(123)
Net charge-offs to average loans (annualized)
Commercial lending	.02%	.01%	.01%	.03%	.10%
Consumer lending	.54%	.46%	.58%	.57%	.48%

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Details of Nonperforming Assets (Unaudited)

Table 8: Nonperforming Assets by Type

	December 31	September 30	June 30	March 31	December 31
In millions	2018	2018	2018	2018	2017
Nonperforming loans, including TDRs
Commercial lending
Commercial
Retail/wholesale trade	$38	$47	$65	$126	$115
Manufacturing	54	43	49	67	55
Service providers	50	53	48	36	35
Real estate related (a)	17	18	22	25	33
Health care	20	14	15	13	15
Transportation and warehousing	8	7	3	3	27
Other industries	159	138	136	156	149
Total commercial	346	320	338	426	429
Commercial real estate	75	68	71	107	123
Equipment lease financing	11	5	5	4	2
Total commercial lending	432	393	414	537	554
Consumer lending (b)
Home equity	797	828	821	820	818
Residential real estate	350	363	381	391	400
Automobile	100	95	87	79	76
Credit card	7	6	7	6	6
Other consumer	8	9	9	9	11
Total consumer lending	1,262	1,301	1,305	1,305	1,311
Total nonperforming loans (c)	1,694	1,694	1,719	1,842	1,865
OREO and foreclosed assets	114	131	135	162	170
Total nonperforming assets	$1,808	$1,825	$1,854	$2,004	$2,035
Nonperforming loans to total loans	.75%	.76%	.77%	.83%	.85%
Nonperforming assets to total loans, OREO and foreclosed assets	.80%	.82%	.83%	.90%	.92%
Nonperforming assets to total assets	.47%	.48%	.49%	.53%	.53%
Allowance for loan and lease losses to nonperforming loans	155%	153%	150%	141%	140%

(a)	Includes loans related to customers in the real estate and construction industries.

(b)	Excludes most consumer loans and lines of credit, not secured by residential real estate, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.

(c)	Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under the fair value option and purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Details of Nonperforming Assets (Unaudited) (Continued)

Table 9: Change in Nonperforming Assets

	October 1, 2018 -	July 1, 2018 -	April 1, 2018 -	January 1, 2018 -	October 1, 2017 -
In millions	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Beginning balance	$1,825	$1,854	$2,004	$2,035	$2,067
New nonperforming assets	325	260	276	249	307
Charge-offs and valuation adjustments	(148)	(126)	(145)	(137)	(141)
Principal activity, including paydowns and payoffs	(97)	(99)	(199)	(81)	(87)
Asset sales and transfers to loans held for sale	(38)	(38)	(34)	(29)	(40)
Returned to performing status	(59)	(26)	(48)	(33)	(71)
Ending balance	$1,808	$1,825	$1,854	$2,004	$2,035

Table 10: Largest Individual Nonperforming Assets (a)

December 31, 2018 - In millions
Ranking	Outstandings	Industry
1	$36	Information
2	30	Mining, Quarrying, and Oil and Gas Extraction
3	25	Mining, Quarrying, and Oil and Gas Extraction
4	22	Manufacturing
5	20	Wholesale Trade
6	16	Service Providers
7	13	Manufacturing
8	12	Real Estate and Rental and Leasing
9	9	Construction
10	9	Mining, Quarrying, and Oil and Gas Extraction
Total	$192
As a percent of total nonperforming assets		11%

(a) Amounts shown are not net of related allowance for loan and lease losses, if applicable.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Accruing Loans Past Due (Unaudited)

Table 11: Accruing Loans Past Due 30 to 59 Days (a)

	Amount					Percent of Total Outstandings
	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Dec. 31
Dollars in millions	2018	2018	2018	2018	2017	2018	2018	2018	2018	2017
Commercial	$82	$60	$57	$53	$45.07%		.05%	.05%	.05%	.04%
Commercial real estate	6	8	18	21	27.02%		.03%	.06%	.07%	.09%
Equipment lease financing	56	29	12	18	17.77%		.40%	.16%	.23%	.21%
Home equity	66	77	97	94	78.25%		.29%	.36%	.34%	.27%
Residential real estate
Non government insured	75	70	66	66	90.40%		.38%	.37%	.38%	.52%
Government insured	60	60	63	64	61.32%		.33%	.35%	.37%	.35%
Automobile	113	104	82	77	79.78%		.73%	.59%	.58%	.61%
Credit card	46	45	40	40	43.72%		.75%	.69%	.71%	.75%
Education
Non government insured	10	10	8	11	10.26%		.25%	.20%	.26%	.22%
Government insured	59	71	66	72	80	1.54%	1.80%	1.63%	1.70%	1.80%
Other consumer	12	17	10	11	15.26%		.38%	.23%	.25%	.34%
Total	$585	$551	$519	$527	$545.26%		.25%	.23%	.24%	.25%

Table 12: Accruing Loans Past Due 60 to 89 Days (a)

	Amount					Percent of Total Outstandings
	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Dec. 31
Dollars in millions	2018	2018	2018	2018	2017	2018	2018	2018	2018	2017
Commercial	$54	$35	$41	$22	$25.05%		.03%	.04%	.02%	.02%
Commercial real estate	3	3	2	12	2.01%		.01%	.01%	.04%	.01%
Equipment lease financing	12	16	7	1	1.16%		.22%	.10%	.01%	.01%
Home equity	25	30	40	31	26.10%		.11%	.15%	.11%	.09%
Residential real estate
Non government insured	17	16	18	16	21.09%		.09%	.10%	.09%	.12%
Government insured	56	51	48	54	53.30%		.28%	.27%	.31%	.31%
Automobile	29	25	20	18	20.20%		.17%	.14%	.14%	.16%
Credit card	29	28	24	26	26.46%		.47%	.41%	.46%	.46%
Education
Non government insured	4	6	5	6	6.10%		.15%	.12%	.14%	.13%
Government insured	37	42	45	43	52.97%		1.06%	1.11%	1.02%	1.17%
Other consumer	5	6	6	5	6.11%		.13%	.14%	.12%	.14%
Total	$271	$258	$256	$234	$238.12%		.12%	.11%	.11%	.11%

Table 13: Accruing Loans Past Due 90 Days or More (a)

	Amount					Percent of Total Outstandings
	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Dec. 31
Dollars in millions	2018	2018	2018	2018	2017	2018	2018	2018	2018	2017
Commercial	$52	$67	$59	$53	$39.04%		.06%	.05%	.05%	.04%
Residential real estate
Non government insured	19	15	14	13	24.10%		.08%	.08%	.07%	.14%
Government insured	344	342	339	360	462	1.84%	1.88%	1.90%	2.06%	2.68%
Automobile	12	8	7	9	8.08%		.06%	.05%	.07%	.06%
Credit card	53	48	44	45	45.83%		.80%	.75%	.80%	.79%
Education
Non government insured	3	3	4	5	4.08%		.08%	.10%	.12%	.09%
Government insured	138	129	114	136	148	3.61%	3.26%	2.81%	3.22%	3.32%
Other consumer	8	7	5	7	7.17%		.15%	.11%	.16%	.16%
Total	$629	$619	$586	$628	$737.28%		.28%	.26%	.28%	.33%
(a) Excludes loans held for sale and purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, insurance services, investment management and cash management services to consumer and small business customers. Our customers are serviced through our branch network, ATMs, call centers, online banking and mobile channels. The branch network is located primarily in the Mid-Atlantic, Midwest and Southeast. Retail Banking launched its National Retail Digital Strategy extending products and services to markets outside of our primary geographic markets. Deposit products include checking, savings and money market accounts and certificates of deposit. Lending products include residential mortgages, home equity loans and lines of credit, auto loans, credit cards, education loans and personal and small business loans and lines of credit. The residential mortgage loans are directly originated within our branch network and nationwide, and are typically underwritten to government agency and/or third-party standards, and either sold, servicing retained, or held on our balance sheet. Brokerage, investment management and cash management products and services include managed, education, retirement and trust accounts.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized and large corporations, and government and not-for-profit entities. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting and global trade services. Capital markets-related products and services include foreign exchange, derivatives, securities underwriting, loan syndications, mergers and acquisitions advisory and equity capital markets advisory related services. We also provide commercial loan servicing and technology solutions for the commercial real estate finance industry. Products and services are provided nationally. We offer certain products and services internationally.

Asset Management Group provides personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include investment and retirement planning, customized investment management, private banking, tailored credit solutions, and trust management and administration for individuals and their families. Our Hawthorn unit provides multi-generational family planning including estate, financial, tax planning, fiduciary, investment management and consulting, private banking, personal administrative services, asset custody and customized performance reporting to ultra high net worth families. Institutional asset management provides advisory, custody and retirement administration services. The business also offers PNC proprietary mutual funds. Institutional clients include corporations, unions, municipalities, non-profits, foundations and endowments, largely within our primary geographic markets.

BlackRock, in which we hold an equity investment, is a leading publicly-traded investment management firm providing a broad range of investment, risk management and technology services to institutional and retail clients worldwide. Using a diverse platform of active and index investment strategies across asset classes, BlackRock develops investment outcomes and asset allocation solutions for clients. Product offerings include single- and multi-asset class portfolios investing in equities, fixed income, alternatives and money market instruments. BlackRock also offers an investment and risk management technology platform, risk analytics, advisory and technology services and solutions to a broad base of institutional and wealth management investors. Our equity investment in BlackRock provides us with an additional source of noninterest income and increases our overall revenue diversification. BlackRock is a publicly-traded company, and additional information regarding its business is available in its filings with the Securities and Exchange Commission (SEC). At December 31, 2018, our economic interest in BlackRock was 22%.

Table 14: Period End Employees

	December 31	September 30	June 30	March 31	December 31
	2018	2018	2018	2018	2017
Full-time employees
Retail Banking	29,180	29,296	29,884	29,903	29,604
Other full-time employees	21,748	21,768	21,498	21,055	20,754
Total full-time employees	50,928	51,064	51,382	50,958	50,358
Part-time employees
Retail Banking	1,974	2,071	2,349	2,337	2,368
Other part-time employees	161	187	563	189	180
Total part-time employees	2,135	2,258	2,912	2,526	2,548
Total	53,063	53,322	54,294	53,484	52,906

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Table 15: Summary of Business Segment Income and Revenue (Unaudited) (a) (b)

	Three months ended					Year ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
In millions	2018	2018	2018	2018	2017	2018	2017
Income (loss) (c)
Retail Banking	$313	$228	$274	$249	$(105)	$1,064	$447
Corporate & Institutional Banking	651	642	652	563	960	2,508	2,433
Asset Management Group	42	55	43	62	58	202	187
Other, including BlackRock (d)	345	475	387	365	1,178	1,572	2,321
Net income	$1,351	$1,400	$1,356	$1,239	$2,091	$5,346	$5,388

Revenue
Retail Banking	$2,015	$1,927	$1,955	$1,853	$1,535	$7,750	$6,862
Corporate & Institutional Banking	1,562	1,517	1,535	1,429	1,502	6,043	5,822
Asset Management Group	286	299	294	300	297	1,179	1,168
Other, including BlackRock (d)	477	614	540	529	926	2,160	2,477
Total revenue	$4,340	$4,357	$4,324	$4,111	$4,260	$17,132	$16,329

(a)
Our business information is presented based on our internal management reporting practices. Net interest income in business segment results reflects PNC’s internal funds transfer pricing methodology. Assets receive a funding charge and liabilities and capital receive a funding credit based on a transfer pricing methodology that incorporates product repricing characteristics, tenor and other factors.

(b)
Our business segment results for the 2018 periods presented reflected the change in the statutory federal income tax rate from 35% to 21%, effective as of January 1, 2018, as a result of the new federal tax legislation. Our business segment results for the fourth quarter and full year 2017 reflect the allocation of the impact of the new tax legislation to our business segments, primarily the revaluation of the net deferred tax positions allocated to the segments. Where certain income tax effects could be reasonably estimated, these were included as provisional amounts as of December 31, 2017. No changes were made to these provisional amounts during the one-year measurement period, which ended in December 2018.

(c)
In the fourth quarter of 2018, we updated our internal management reporting processes relating to our segment reporting disclosures. Certain noninterest expenses and fourth quarter 2017 net income tax benefits that were previously recorded within "Other, including BlackRock", were reclassified to our reportable segments. These expenses largely relate to items that were previously considered corporate expenses, but are either closely aligned to processes and revenue functions within our lines of business or are an allocation of expenses that the line of business would incur if it operated on a standalone basis. Fourth quarter 2017 net income tax benefits were reclassified within that period, while the expense reclassifications were retrospectively applied to all prior periods presented.

(d)
Includes earnings and gains or losses related to PNC's equity interest in BlackRock and residual activities that do not meet the criteria for disclosure as a separate reportable business. We provide additional information on these activities in our Form 10-K and Form 10-Q filings with the SEC.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Table 16: Retail Banking (Unaudited) (a)

	Three months ended					Year ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
Dollars in millions	2018	2018	2018	2018	2017	2018	2017
Income Statement
Net interest income	$1,319	$1,305	$1,277	$1,218	$1,190	$5,119	$4,626
Noninterest income	696	622	678	635	345	2,631	2,236
Total revenue	2,015	1,927	1,955	1,853	1,535	7,750	6,862
Provision for credit losses	119	113	72	69	149	373	347
Noninterest expense	1,487	1,514	1,521	1,456	1,494	5,978	5,746
Pretax earnings (loss)	409	300	362	328	(108)	1,399	769
Income taxes	96	72	88	79	(3)	335	322
Earnings (loss)	$313	$228	$274	$249	$(105)	$1,064	$447
Average Balance Sheet
Loans held for sale	$559	$704	$629	$652	$819	$636	$799
Loans
Consumer
Home equity	$23,407	$23,777	$24,177	$24,608	$24,933	$23,991	$25,278
Automobile	14,375	14,169	13,642	13,105	12,767	13,827	12,407
Education	3,918	4,039	4,181	4,409	4,567	4,135	4,832
Credit cards	6,112	5,889	5,728	5,619	5,450	5,838	5,248
Other	1,985	1,857	1,771	1,765	1,793	1,843	1,773
Total consumer	49,797	49,731	49,499	49,506	49,510	49,634	49,538
Commercial and commercial real estate	10,339	10,209	10,458	10,527	10,513	10,383	10,767
Residential mortgage	14,637	14,153	13,718	13,420	12,950	13,985	12,238
Total loans	$74,773	$74,093	$73,675	$73,453	$72,973	$74,002	$72,543
Total assets	$91,164	$89,963	$89,021	$88,734	$88,883	$89,739	$88,663
Deposits
Noninterest-bearing demand	$31,011	$31,159	$30,712	$29,779	$30,344	$30,670	$29,788
Interest-bearing demand	41,655	41,778	42,802	41,939	40,954	42,042	40,958
Money market	27,256	28,876	30,799	32,330	33,922	29,798	36,592
Savings	49,771	47,964	46,426	43,838	41,536	47,019	38,802
Certificates of deposit	12,153	11,974	11,816	12,082	12,554	12,007	13,135
Total deposits	$161,846	$161,751	$162,555	$159,968	$159,310	$161,536	$159,275
Performance Ratios
Return on average assets	1.36%	1.01%	1.23%	1.14%	(.47)%	1.19%	.50%
Noninterest income to total revenue	35%	32%	35%	34%	22%	34%	33%
Efficiency	74%	79%	78%	79%	97%	77%	84%

(a)	See notes (a), (b) and (c) on page 11.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Retail Banking (Unaudited) (Continued)

	Three months ended					Year ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
Dollars in millions, except as noted	2018	2018	2018	2018	2017	2018	2017
Supplemental Noninterest Income Information
Consumer services	$291	$284	$287	$266	$279	$1,128	$1,079
Brokerage	$90	$86	$88	$86	$81	$350	$312
Residential mortgage	$59	$76	$84	$97	$29	$316	$350
Service charges on deposits	$185	$179	$164	$160	$177	$688	$668
Residential Mortgage Information
Residential mortgage servicing statistics (in billions, except as noted) (a)
Serviced portfolio balance (b)	$125	$127	$124	$125	$127
Serviced portfolio acquisitions	$2	$6	$3	$1	$1	$12	$19
MSR asset value (b)	$1.3	$1.4	$1.3	$1.3	$1.2
MSR capitalization value (in basis points) (b)	100	108	104	101	92
Servicing income: (in millions)
Servicing fees, net (c)	$49	$42	$39	$51	$45	$181	$187
Mortgage servicing rights valuation, net of economic hedge	$(19)	$—	$13	$9	$(60)	$3	$(30)
Residential mortgage loan statistics
Loan origination volume (in billions)	$1.6	$2.1	$2.0	$1.7	$2.4	$7.4	$9.0
Loan sale margin percentage	2.49%	2.21%	2.21%	2.83%	2.71%	2.41%	2.80%
Percentage of originations represented by:
Purchase volume (d)	67%	72%	71%	56%	50%	67%	53%
Refinance volume	33%	28%	29%	44%	50%	33%	47%
Other Information (b)
Customer-related statistics (average)
Non-teller deposit transactions (e)	55%	55%	54%	54%	54%	55%	53%
Digital consumer customers (f)	67%	66%	65%	64%	63%	66%	62%
Credit-related statistics
Nonperforming assets	$1,126	$1,145	$1,141	$1,131	$1,129
Net charge-offs	$112	$96	$112	$100	$99	$420	$371
Other statistics
ATMs	9,162	9,093	9,043	9,047	9,051
Branches (g)	2,372	2,388	2,404	2,442	2,459
Brokerage account client assets (in billions) (h)	$47	$51	$49	$49	$49

(a)	Represents mortgage loan servicing balances for third parties and the related income.

(b)
Presented as of period end, except for customer-related statistics, which are averages for the quarterly and year-to-date periods, respectively, and net charge-offs, which are for the three months ended and year ended, respectively.

(c)
Servicing fees net of impact of decrease in MSR value due to passage of time, including the impact from both regularly scheduled loan prepayments and loans that were paid down or paid off during the period.

(d)	Mortgages with borrowers as part of residential real estate purchase transactions.

(e)	Percentage of total consumer and business banking deposit transactions processed at an ATM or through our mobile banking application.

(f)	Represents consumer checking relationships that process the majority of their transactions through non-teller channels.

(g)	Excludes stand-alone mortgage offices and satellite offices (e.g., drive-ups, electronic branches and retirement centers) that provide limited products and/or services.

(h)	Includes cash and money market balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Table 17: Corporate & Institutional Banking (Unaudited) (a)

	Three months ended					Year ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
Dollars in millions	2018	2018	2018	2018	2017	2018	2017
Income Statement
Net interest income	$930	$925	$900	$882	$898	$3,637	$3,551
Noninterest income	632	592	635	547	604	2,406	2,271
Total revenue	1,562	1,517	1,535	1,429	1,502	6,043	5,822
Provision for credit losses (benefit)	42	(13)	15	41	(14)	85	160
Noninterest expense	687	698	668	653	686	2,706	2,554
Pretax earnings	833	832	852	735	830	3,252	3,108
Income taxes (benefit)	182	190	200	172	(130)	744	675
Earnings	$651	$642	$652	$563	$960	$2,508	$2,433
Average Balance Sheet
Loans held for sale	$669	$514	$594	$1,189	$845	$739	$898
Loans
Commercial	$106,082	$103,474	$102,722	$100,802	$100,726	$103,285	$96,937
Commercial real estate	26,183	26,650	26,715	26,732	27,259	26,569	27,372
Equipment lease financing	7,216	7,202	7,495	7,845	7,670	7,437	7,619
Total commercial lending	139,481	137,326	136,932	135,379	135,655	137,291	131,928
Consumer	22	32	39	77	107	42	233
Total loans	$139,503	$137,358	$136,971	$135,456	$135,762	$137,333	$132,161
Total assets	$156,997	$153,897	$153,619	$151,909	$151,721	$154,119	$148,414
Deposits
Noninterest-bearing demand	$42,678	$43,480	$44,383	$45,896	$48,116	$44,099	$47,264
Money market	25,691	24,285	22,832	23,406	23,992	24,060	22,464
Other	23,423	20,343	18,589	18,592	17,247	20,250	16,389
Total deposits	$91,792	$88,108	$85,804	$87,894	$89,355	$88,409	$86,117
Performance Ratios
Return on average assets	1.65%	1.66%	1.70%	1.50%	2.51%	1.63%	1.64%
Noninterest income to total revenue	40%	39%	41%	38%	40%	40%	39%
Efficiency	44%	46%	44%	46%	46%	45%	44%
Other Information
Consolidated revenue from: (b)
Treasury Management (c)	$461	$453	$446	$419	$401	$1,779	$1,516
Capital Markets (c)	$272	$275	$283	$258	$271	$1,088	$1,017
Commercial mortgage banking activities
Commercial mortgage loans held for sale (d)	$29	$26	$38	$14	$42	$107	$115
Commercial mortgage loan servicing income (e)	68	64	60	55	59	247	228
Commercial mortgage servicing rights valuation, net of economic hedge (f)	1	2	20	4	13	27	54
Total	$98	$92	$118	$73	$114	$381	$397
MSR asset value (g)	$726	$766	$748	$723	$668
Average Loans by C&IB business
Corporate Banking	$59,468	$58,580	$58,523	$57,856	$57,064	$58,611	$55,701
Real Estate	38,141	37,463	37,419	37,252	38,949	37,571	38,235
Business Credit	17,935	17,540	17,336	16,818	16,612	17,411	15,804
Equipment Finance	14,879	14,643	14,352	14,243	13,912	14,531	13,408
Commercial Banking	6,842	6,966	7,065	7,066	6,957	6,984	7,028
Other	2,238	2,166	2,276	2,221	2,268	2,225	1,985
Total average loans	$139,503	$137,358	$136,971	$135,456	$135,762	$137,333	$132,161
Credit-related statistics
Nonperforming assets (g)	$377	$355	$385	$508	$531
Net charge-offs	$2	$1	$(2)	$9	$29	$10	$93

(a)	See notes (a), (b) and (c) on page 11.

(b)	Represents consolidated amounts.

(c)	Includes amounts reported in net interest income and noninterest income.

(d)
Includes other noninterest income for valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, originations fees, gains on sale of loans held for sale and net interest income on loans held for sale.

(e)
Includes net interest income and noninterest income (primarily in corporate service fees) from loan servicing net of reduction in commercial mortgage servicing rights due to amortization expense and payoffs. Commercial mortgage servicing rights valuation, net of economic hedge is shown separately.

(f)	Includes amounts reported in corporate service fees.

(g)	Presented as of period end.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Table 18: Asset Management Group (Unaudited) (a)

	Three months ended					Year ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
Dollars in millions, except as noted	2018	2018	2018	2018	2017	2018	2017
Income Statement
Net interest income	$70	$71	$72	$74	$71	$287	$287
Noninterest income	216	228	222	226	226	892	881
Total revenue	286	299	294	300	297	1,179	1,168
Provision for credit losses (benefit)	—	2	7	(7)	7	2	1
Noninterest expense	232	225	231	225	233	913	905
Pretax earnings	54	72	56	82	57	264	262
Income taxes	12	17	13	20	(1)	62	75
Earnings	$42	$55	$43	$62	$58	$202	$187
Average Balance Sheet
Loans
Consumer	$4,522	$4,623	$4,698	$4,785	$4,894	$4,656	$5,018
Commercial and commercial real estate	705	727	742	733	745	727	715
Residential mortgage	1,666	1,605	1,561	1,517	1,433	1,588	1,301
Total loans	$6,893	$6,955	$7,001	$7,035	$7,072	$6,971	$7,034
Total assets	$7,328	$7,397	$7,469	$7,499	$7,545	$7,423	$7,511
Deposits
Noninterest-bearing demand	$1,469	$1,440	$1,459	$1,466	$1,609	$1,458	$1,528
Interest-bearing demand	3,055	3,253	3,448	3,540	3,517	3,323	3,628
Money market	2,001	2,112	2,332	2,577	2,863	2,253	3,158
Savings	5,294	4,955	4,690	4,613	4,282	4,890	3,947
Other	634	537	382	305	288	466	250
Total deposits	$12,453	$12,297	$12,311	$12,501	$12,559	$12,390	$12,511
Performance Ratios
Return on average assets	2.27%	2.95%	2.31%	3.35%	3.05%	2.72%	2.49%
Noninterest income to total revenue	76%	76%	76%	75%	76%	76%	75%
Efficiency	81%	75%	79%	75%	78%	77%	77%
Other Information
Nonperforming assets (b)	$46	$51	$51	$52	$49
Net charge-offs	$1	$1	$1	$6	$(1)	$9	$4
Client Assets Under Administration (in billions) (b) (c)
Discretionary client assets under management	$148	$159	$149	$148	$151
Nondiscretionary client assets under administration	124	134	130	129	131
Total	$272	$293	$279	$277	$282
Discretionary client assets under management
Personal	$87	$97	$92	$92	$94
Institutional	61	62	57	56	57
Total	$148	$159	$149	$148	$151

(a)	See notes (a), (b) and (c) on page 11.

(b)	As of period end.

(c)	Excludes brokerage account client assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Glossary of Terms

Adjusted average total assets - Primarily consisted of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Basel III common equity Tier 1 capital - Common stock plus related surplus, net of treasury stock, plus retained earnings, plus accumulated other comprehensive income for securities currently and those transferred from available for sale and pension and other postretirement benefit plans, subject to phase-in limits, less goodwill, net of associated deferred tax liabilities, less other disallowed intangibles, net of deferred tax liabilities and plus/less other adjustments. Significant common stock investments in unconsolidated financial institutions, as well as mortgage servicing rights and deferred tax assets, must then be deducted to the extent such items individually exceed 10%, or in the aggregate exceed 15%, of our adjusted Basel III common equity Tier 1 capital.

Basel III common equity Tier 1 capital ratio - Common equity Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Tier 1 capital - Common equity Tier 1 capital, plus qualifying preferred stock, plus certain trust preferred capital securities, plus certain noncontrolling interests that are held by others and plus/less other adjustments.

Basel III Tier 1 capital ratio - Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Total capital - Tier 1 capital plus qualifying subordinated debt, plus certain trust preferred securities, plus, under the Basel III transitional rules and the standardized approach, the allowance for loan and lease losses included in Tier 2 capital and other.

Basel III Total capital ratio - Total capital divided by period-end risk-weighted assets (as applicable).

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Combined loan-to-value ratio (CLTV) - This is the aggregate principal balance(s) of the mortgages on a property divided by its appraised value or purchase price.

Common shareholders’ equity - Total shareholders' equity less the liquidation value of preferred stock.

Credit valuation adjustment - Represents an adjustment to the fair value of our derivatives for our own and counterparties’ non-performance risk.

Criticized commercial loans - Loans with potential or identified weaknesses based upon internal risk ratings that comply with the regulatory classification definitions of “Special Mention,” “Substandard” or “Doubtful.”

Discretionary client assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is -1.5 years, the economic value of equity increases by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

Fee income - When referring to the components of Noninterest income, we use the term fee income to refer to the following categories within Noninterest income: Asset management; Consumer services; Corporate services; Residential mortgage; and Service charges on deposits.

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Impaired loans - Loans are determined to be impaired when, based on current information and events, it is probable that all contractually required payments will not be collected. Impaired loans include commercial nonperforming loans and consumer and commercial TDRs, regardless of nonperforming status. Excluded from impaired loans are nonperforming leases, loans held for sale, loans accounted for under the fair value option, smaller balance homogenous type loans and purchased impaired loans.

Leverage ratio - Tier 1 capital divided by average quarterly adjusted total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis. Our product set includes loans priced using LIBOR as a benchmark.

Loan-to-value ratio (LTV) - A calculation of a loan's collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral are based on an independent valuation of the collateral. For example, a LTV of less than 90% is better secured and has less credit risk than a LTV of greater than or equal to 90%.

Loss given default (LGD) - An estimate of loss, net of recovery based on collateral type, collateral value, loan exposure, and other factors. Each loan has its own LGD. The LGD risk rating measures the percentage of exposure of a specific credit obligation that we expect to lose if default occurs. LGD is net of recovery, through any means, including but not limited to the liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings.

Nonaccrual loans - Loans for which we do not accrue interest income. Nonaccrual loans include nonperforming loans, in addition to loans accounted for under fair value option and loans accounted for as held for sale for which full collection of contractual principal and/or interest is not probable.

Nondiscretionary client assets under administration - Assets we hold for our customers/clients in a nondiscretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include nonperforming loans, OREO and foreclosed assets, but exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans accounted for at amortized cost for which we do not accrue interest income. Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, home equity, residential real estate, automobile, credit card and other consumer customers as well as TDRs which have not returned to performing status. Nonperforming loans exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. Nonperforming loans exclude purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Options - Contracts that grant the purchaser, for a premium payment, the right, but not the obligation, to either purchase or sell the associated financial instrument at a set price during a specified period or at a specified date in the future.

Other real estate owned (OREO) and foreclosed assets - Assets taken in settlement of troubled loans primarily through deed-in-lieu of foreclosure or foreclosure. Foreclosed assets include real and personal property. Excludes certain assets that have a government-guarantee which are classified as other receivables.

Probability of default (PD) - An internal risk rating that indicates the likelihood that a credit obligor will enter into default status.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest income - The interest income earned on certain assets that is completely or partially exempt from federal income tax. These tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Troubled debt restructuring (TDR) - A loan whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.